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                  FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

     This First Amendment to Asset Purchase Agreement (this "Amendment"), dated as of September 30, 1996, amends that certain Asset Purchase Agreement (the "Agreement"), dated as of August 15, 1996, by and between BrightView Communications Group, Inc., a Delaware corporation ("Buyer"), and Petersen Publishing Company, a California corporation ("Seller"). Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Agreement.

                                    RECITALS

     WHEREAS, Buyer and Seller desire to amend the Agreement to reflect certain changes; and

     WHEREAS, Section 15.1 of the Agreement requires that any amendment of the Agreement be executed in writing by both parties; and

     WHEREAS, effective as of the Closing, (i) Buyer will assign to Petersen Holdings, L.L.C., a Delaware limited liability company ("Holdings"), all of Buyer's rights under the Agreement and (ii) Holdings will assign all such rights to Petersen Publishing Company, L.L.C., a Delaware limited liability company ("Operating Company"); and

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, Buyer and Seller agree as follows:

     SECTION 1. AMENDMENTS TO AGREEMENT.

     1.1 Section 6.7(a) of the Agreement is hereby amended so that the following clause is added to end of such Section:

     "provided further that notwithstanding any provision to the contrary in the Seller Profit Sharing Plan, any Retained Employee so terminated prior to the end of the 1996 Plan Year shall be entitled to any contributions to which the Retained Employee otherwise would have been entitled under the Seller Profit Sharing Plan had the Retained Employee remained employed by Buyer through the end of the 1996 Plan Year (as defined in the Seller Profit Sharing Plan)."
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     1.2  Section 6.7(f) of the Agreement is hereby amended by deleting the second sentence thereof.

     1.3 Section 12.3 of the Agreement is hereby amended so that there are no brackets surrounding the phrase "including those as to which Buyer is named an additional insured pursuant to Section 5.6."

     SECTION 2. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective immediately upon its execution.

     SECTION 3. SURVIVAL OF ASSET PURCHASE AGREEMENT. Except as otherwise amended herein, the Agreement shall remain in full force and effect pursuant to the terms and conditions set forth therein.

     SECTION 4.  MISCELLANEOUS.

     4.1 EXECUTION IN COUNTERPARTS. This Amendment may be executed in multiple counterparts in accordance with Section 15.7 of the Agreement.

     4.2 HEADINGS. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

     4.3 GOVERNING LAW. This Amendment shall be construed according to the laws of the State of California as more fully set forth in Section 15.4 of the Agreement.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.


                                 BUYER:

                                 BRIGHTVIEW COMMUNICATIONS GROUP, INC.,
                                 a Delaware corporation
                                 By: ______________________________
                                     Its: _________________________



                                 SELLER:

                                 PETERSEN PUBLISHING COMPANY,
                                 a California corporation

                                 By: ______________________________
                                     Its: _________________________



                                 HOLDINGS:

                                 PETERSEN HOLDINGS, L.L.C.,
                                 a Delaware limited liability company

                                 By: ________________________________
                                     Its: ___________________________



                                 OPERATING COMPANY:

                                 PETERSEN PUBLISHING COMPANY, L.L.C.,
                                 a Delaware limited liability company

                                 By: _________________________________
                                     Its: ____________________________

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